UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 27, 2012

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

Unigene Laboratories, Inc. and Tarix Pharmaceuticals today announced that the companies have entered into a definitive licensing agreement to develop an oral formulation of TXA127, Tarix’s lead peptide drug candidate.  The oral formulation of TXA127 is being developed jointly by Unigene and Tarix under a previously agreed upon feasibility program whereby the companies leveraged Unigene’s Peptelligence™ technology platform to enable enhanced oral delivery of TXA127.

According to terms of the licensing agreement, Tarix will have an exclusive worldwide license to Unigene’s Peptelligence™ technology covering the use of that technology with Angiotensin (1-7), the pharmaceutical ingredient in TXA127, as well as its functional equivalents, analogues or derivatives.  In return for the license, Tarix will pay Unigene a percentage of revenues, if any, derived from the direct sales of any oral dose form of an approved Angiotensin (1-7) product by Tarix or from any up-front, milestone or royalties received by Tarix from a third-party sub-licensee of Unigene’s Peptelligence™ technology with respect to any Angiotensin (1-7) product.

There is no upfront payment being made by Tarix to Unigene in connection with the execution of the license.

A copy of the press release is attached hereto as Exhibit 99.1 and it is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated November 27, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

/s/ Gregory T. Mayes
Gregory T. Mayes, President and General Counsel

Date: November 27, 2012

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated November 27, 2012